                                                                    Exhibit 10.5



                                CREDIT AGREEMENT

                                    Between

                         CAITHNESS COSO FUNDING CORP.,
                            a Delaware corporation,
                                   as lender,



                                      and



                            COSO ENERGY DEVELOPERS,
                       a California general partnership,
                                  as borrower




                               dated May 28, 1999

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I. DEFINITIONS.................................................................................    1

            Section 1.1. Capitalized Terms.............................................................    1
            Section 1.2. Definitions...................................................................    1

ARTICLE II. DESCRIPTION OF THE LOAN....................................................................    4

            Section 2.1. Acknowledgment of Guarantor...................................................    4
            Section 2.2. Term of This Agreement........................................................    5
            Section 2.3. Interest......................................................................    5
            Section 2.4. Repayment.....................................................................    5
            Section 2.5. Prepayment....................................................................    5
            Section 2.6. Obligations of Guarantor Hereunder Unconditional..............................    6
            Section 2.7. General Terms of Payment......................................................    6

ARTICLE III. REPRESENTATIONS AND WARRANTIES............................................................    6

            Section 3.1. Organization, Power and Status of Guarantor...................................    6
            Section 3.2. Authorization; Enforceability; Execution and Delivery.........................    6
            Section 3.3. No Conflicts; Laws and Contracts; No Default; Representations and Warranties..    7
            Section 3.4. Litigation....................................................................    7
            Section 3.5. Environmental Matters.........................................................    8
            Section 3.6. Employee Benefit Plans........................................................    8
            Section 3.7. Business of Guarantor.........................................................    8


            Section 3.8. Valid Title...................................................................    8
            Section 3.9. Utility Regulation............................................................    8
            Section 3.10. Qualifying Facility..........................................................    8
            Section 3.11. Investment Company Act.......................................................    8
            Section 3.12. No Defaults..................................................................    9
            Section 3.13. Governmental Approvals.......................................................    9
            Section 3.14. Margin Stock.................................................................    9
            Section 3.15. Taxes........................................................................    9
            Section 3.16. Ownership of Guarantor.......................................................    9
            Section 3.17. Disclosure...................................................................    9
            Section 3.18. Security Interests...........................................................    9
            Section 3.19. Due Execution of Project Documents...........................................   10

ARTICLE IV. COVENANTS AND AGREEMENTS OF GUARANTOR......................................................   10

            Section 4.1. Events of Loss................................................................   10
            Section 4.2. Reporting Requirements........................................................   11
            Section 4.3. Ownership of Guarantor........................................................   11
            Section 4.4. Sale of Assets................................................................   11
            Section 4.5. Insurance.....................................................................   11
            Section 4.6. QF Status.....................................................................   12
            Section 4.7. Governmental Approvals; Title.................................................   12
            Section 4.8. Nature of Business............................................................   12
            Section 4.9. Compliance With Laws..........................................................   12


            Section 4.10. Prohibition on Fundamental Changes...........................................   12
            Section 4.11. Revenue Account..............................................................   13
            Section 4.12. Transactions With Affiliates.................................................   13
            Section 4.13. Restricted Payments..........................................................   13
            Section 4.14. Exercise of Rights Under Project Documents...................................   13
            Section 4.15. Amendments to Contracts......................................................   13
            Section 4.16. Limitations on Indebtedness/Liens............................................   14
            Section 4.17. Operating Budget.............................................................   14
            Section 4.18. Required Geothermal Percentage...............................................   14
            Section 4.19. Books and Records............................................................   14
            Section 4.20. Project Documents; Additional Project Documents..............................   14
            Section 4.21. Maintenance of Existence.....................................................   15
            Section 4.22. Taxes........................................................................   15
            Section 4.23. Additional Documents; Filings and Recordings.................................   15
            Section 4.24. Registered Owner.............................................................   15
            Section 4.25. USBLM/LADWP Leases...........................................................   15

ARTICLE V. DEFAULT AND REMEDIES........................................................................   16

            Section 5.1. Events of Default.............................................................   16
            Section 5.2. Consequences of Credit Agreement Event of Default.............................   18
            Section 5.3. Defense of Actions............................................................   19

ARTICLE VI. GENERAL TERMS AND CONDITIONS...............................................................   19

            Section 6.1. Notices.......................................................................   19


            Section 6.2. Amendments and Waivers........................................................   20
            Section 6.3. Election of Remedies..........................................................   20
            Section 6.4. Severability..................................................................   20
            Section 6.5. Third-Party Beneficiaries; Prior Agreements...................................   20
            Section 6.6. Guarantors in Control.........................................................   21
            Section 6.7. Number and Gender.............................................................   21
            Section 6.8. Captions......................................................................   21
            Section 6.9. Applicable Law and Jurisdiction...............................................   21
            Section 6.10. Consent......................................................................   21
            Section 6.11. No Recourse..................................................................   21
            Section 6.12. Counterparts.................................................................   22
            Section 6.13. Successors and Assigns.......................................................   22
            Section 6.14. Maximum Interest Rate........................................................   22

                                CREDIT AGREEMENT
                                ----------------

     This CREDIT AGREEMENT dated as of May 28, 1999 (this "Agreement") is by and
                                                           ---------
between CAITHNESS COSO FUNDING CORP., a Delaware corporation ("Funding
                                                               -------
Corporation"), as lender, and COSO ENERGY DEVELOPERS, a California general
-----------
partnership ("Guarantor"), as borrower.
              ---------

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Funding Corporation is a corporation established for the sole purpose of issuing (a) $110,000,000 of 6.80% Senior Secured Notes due 2001 (the "2001 Notes") and $303,000,000 of 9.05% of Senior Secured Notes due 2009 (the
 ----------
"2009 Notes" and collectively with the 2001 Notes the "Senior Secured Notes")
-----------                                            --------------------
pursuant to the Indenture, dated as of the date hereof (the "Indenture"), among
                                                             ---------
Funding Corporation, U.S. Bank Trust National Association as trustee and collateral agent ("Trustee"), the Guarantor, Coso Finance Partners, a California
                   -------
general partnership ("Navy I"), and Coso Power Developers, a California general
                      ------
partnership ("Navy II," and together with Guarantor and Navy I, the "Coso
              --------                                               ----
Partnerships"), (b) any additional Senior Secured Notes issued pursuant to the
------------
Indenture, other than the Senior Secured Notes (the "Additional Secured Notes"), and (c) to make loans from the proceeds of the Senior Secured Notes to Guarantor, Navy I and Navy II; and

     WHEREAS, the principal and interest payments on the Senior Secured Notes will be serviced by repayment of loans made by Funding Corporation to Guarantor, Navy I and Navy II and guaranteed by Guarantor, Navy I and Navy II, subject to the conditions set forth in the Indenture; and

     WHEREAS, Funding Corporation has simultaneously with the execution and delivery of this Agreement issued and sold the Senior Secured Notes; and

     WHEREAS, Funding Corporation intends to use the proceeds from the sale of the Senior Secured Notes to, among other things, make a loan to Guarantor in the aggregate amount of $107,900,000.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

          Section 1.1.  Capitalized Terms. Capitalized terms used and not
                        -----------------
otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          Section 1.2.  Definitions.
                        -----------

                  (a) "Affiliate" of any specified Person means any other Person
                       ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession,
--------
directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under
                                        -----------    -------------       -----
common control with" shall have correlative meanings.
-------------------

               (b)  "Capital Stock" means:
                     -------------

                    (i)   in the case of a corporation, corporate stock;

                    (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                    (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                    (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               (c) "Code" means the Internal Revenue Code of 1986.
                    ----

               (d) "Commonly Controlled Entity" means, as applied to the
                    --------------------------
Guarantor, any Person who is a member of a group which is under common control with the Guarantor, who together with Funding Corporation, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

               (e) "Credit Agreement Event of Default" shall have the meaning
                    ---------------------------------
set forth in Section 5.1 of this Agreement.

               (f) "Credit Parties" means each of the Coso Partnerships (as
                    --------------
defined in the Indenture), each of the Partners and each Affiliate of the Coso Partnerships or the Partners that is a party to any Security Document (as defined in the Indenture).

               (g) "Debtor Relief Law" shall have the meaning set forth in
                    -----------------
Section 5.1(e)(2) hereof.

               (h) "Default" means an event or condition that, with the giving
                    -------
of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become a Credit Agreement Event of Default.

               (i) "Environmental Claim" means any complaint, order, citation,
                    -------------------
decree, demand, judgment or written notice actually received by Funding Corporation or any Guarantor from any Person relating to any matters of Environmental Law affecting or relating to any activity or operations at any time conducted by either Funding Corporation or any Guarantor, including, without limitation:

               (i) the existence of any Environmentally Regulated Materials at any Project site in violation of any Environmental Law;

               (ii) the release or threatened release of any Environmentally Regulated Materials generated at any Project site in violation of any Environmental Law;

               (iii) remediation of any such release at any Project site; and

               (iv) any violation of any relevant Environmental Law in connection with any Project site.

          (j)  "Environmental Laws" means any and all laws, rules and
                ------------------
regulations (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Environmentally Regulated Materials, materials containing Environmentally Regulated Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials, materials containing Environmentally Regulated Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Environmentally Regulated Materials); (iii) pollution or the protection of human health, the environment or natural resources or (iv) zoning and land use.

          (k) "Environmentally Regulated Materials" means (i) hazardous
               -----------------------------------
materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import, as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., the Clean Water Act, 33 U.S.C. 1231 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq., and the Oil Pollution Act, 33 U.S.C. (S) 2701 et seq., and their State and local counterparts or equivalents; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (vi) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

               (l) "ERISA" means the Employee Retirement Income Security Act of
                    -----
1974, as amended from time to time.

               (m) "Equity Interest" means Capital Stock and all warrants,
                    ---------------
options or
other rights to acquire Capital Stock (But excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
               (n) "Final Offering Memorandum" means the confidential offering
                    -------------------------
memorandum of Funding Corporation dated May 21, 1999, issued with respect to the initial issuance of the Senior Secured Notes.

               (o) "Insurance Consultant" means an independent insurance
                    --------------------
consultant or another insurance broker reasonably satisfactory to the Trustee.

               (p) "Multiemployer Plan" means a Plan which is a multiemployer
                    ------------------
plan as defined in Section 4001(a)(3) of ERISA.

               (q) "PBGC" means the Pension Benefit Guaranty Corporation.
                    ----

               (r) "Plan" means an employee benefit or other plan established or
                    ----
maintained by the Guarantor or any Commonly Controlled Entity.

               (s) "Preliminary Offering Memorandum" means the confidential
                    -------------------------------
preliminary offering memorandum of Funding Corporation, dated May 5, 1999, with respect to the initial issuance of the Senior Secured Notes.

               (t) "Project" shall have the meaning set forth in Section 2.6
                    -------
hereof.

               (u) "Project Documents" means individually and collectively, all
                   -----------------
material existing agreements and documents which relate to all or any portion of one or more of the Projects.

               (v) "PUHCA" means the Public Utility Holding Company Act of 1935,
                    -----
as amended.

               (w) "Qualifying Facility" means a "qualifying small power
                    -------------------
production facility" or a "qualifying cogeneration facility" in accordance with the Public Utility Power Regulatory Policies Act of 1978 and the rules and regulations of the United States Federal Energy Regulatory Commission under the Public Utility Power Regulatory Policies Act of 1978 relating thereto.

                                  ARTICLE II.
                            DESCRIPTION OF THE LOAN
                            -----------------------

     Section 2.1.  Acknowledgment of Guarantor.  Guarantor hereby acknowledges
                   ---------------------------
and agrees that:


               (a) Pursuant to this Agreement, Funding Corporation does hereby lend to Guarantor and Guarantor does hereby borrow from Funding Corporation funds in the amount of $107,900,000 (the "Partnership Loan") to be evidenced by
                                          ----------------
a promissory note due 2001

("Partnership Note Due 2001") substantially in the form attached hereto as
  -------------------------
Exhibit A-1 and a promissory note due 2009 ("Partnership Note Due 2009")
                                             -------------------------
substantially in the form attached hereto as Exhibit A-2 issued by Guarantor in favor of Funding Corporation (collectively, the "Initial Partnership Notes");

               (b) If proceeds from the issuance of any Additional Senior Secured Notes are loaned to Guarantor, (a) the outstanding principal balance on the Partnership Loan shall be increased by the amount of such proceeds, (b) the Partnership Loan shall include the loan to Guarantor of such proceeds, as evidenced by an additional promissory note issued by Guarantor (together with the Initial Partnership Note, the "Partnership Notes"), and (c) the terms and
                                   -----------------
provisions of this Credit Agreement relating to Senior Secured Notes shall apply to the Additional Senior Secured Notes, where appropriate.

     Section 2.2.   Term of This Agreement.  This Agreement shall remain in
                    ----------------------
full force and effect from the date hereof until payment and performance in full of all amounts due and obligations to be performed under this Agreement and the other Financing Documents.

     Section 2.3.   Interest. Interest hereunder shall be paid semi-annually
                    --------
in arrears on each June 15 and December 15 commencing December 15, 1999, until all principal hereunder is paid in full. Interest shall be computed on the basis of a three hundred sixty (360) day year, consisting of twelve (12) thirty (30) day months and at a 6.80% rate per annum for the Partnership Note Due 2001, and at a 9.05% rate per annum for the Partnership Note Due 2009.

     Section 2.4.   Repayment.
                    ---------

               (a) Guarantor shall repay the Partnership Note Due 2001 in principal installments to Funding Corporation on the dates, at the times and in the amounts set forth on Schedule 1 attached hereto (as the same may be modified pursuant to Article 8 of the Indenture).

               (b) Guarantor shall repay the Partnership Note Due 2009 in principal installments to Funding Corporation on the dates, at the times and in the amounts set forth on Schedule 2 attached hereto (as the same may be modified pursuant to Article 8 of the Indenture).

     Section 2.5.   Prepayment.
                    ----------

               (a)  Optional Prepayment.  Guarantor shall have the optional
                    -------------------
right to prepay the Partnership Loan in such amounts and at such times as may be appropriate to permit Funding Corporation to redeem the 2009 Notes pursuant to the optional redemption provisions set forth in Section 3.07 of the Indenture or defease the Senior Secured Notes pursuant to the optional defeasance provisions set forth in Section 7.01 of the Indenture.

               (b)  Mandatory Prepayment.  Guarantor shall be required to prepay
                    --------------------
principal, and to pay accrued interest on such prepaid principal, on the Partnership Loan in such amounts and at such times as may be required to permit Funding Corporation to redeem the Senior Secured Notes pursuant to the mandatory redemption provisions set forth in Section 3.08 of the

Indenture as they apply specifically to Guarantor and/or its project or contracts.

          Section 2.6.  Obligations of Guarantor Hereunder Unconditional.  The
                        ------------------------------------------------
obligations of Guarantor to make the payments required in Sections 2.3 and 2.4 hereof shall be absolute and unconditional; and Guarantor shall not discontinue such payments for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from the BLM Project (the "Project"), destruction of or damage to the Project, including commercial
 -------
frustration of purpose, or change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of California or any political subdivision of either. Guarantor may, however, at its own cost and expense and in its own name or in the name of Funding Corporation, prosecute or defend any action or proceeding or take any other action involving third persons which Guarantor deems reasonably necessary in order to secure or protect its rights with respect to the Project.

          Section 2.7.  General Terms of Payment.
                        ------------------------

                 (a) All sums payable to Funding Corporation hereunder shall be deemed paid to the extent the Depositary shall apply amounts held by the Depositary in accordance with the Depositary Agreement to the payment of principal of or interest on the Partnership Loan and the Senior Secured Notes in accordance with the Depositary Agreement.

                 (b) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next succeeding Business Day, and any interest on any payment shall be payable for such extended time at the specified rate.

                 (c) If no due date is specified for the payment of any amount payable by Guarantor hereunder, such amount shall be due and payable not later than ten (10) days after receipt of written demand by Funding Corporation or by the Trustee to Guarantor for payment thereof.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Guarantor represents and warrants to Funding Corporation as follows:

          Section 3.1.  Organization, Power and Status of Guarantor. Guarantor
                        -------------------------------------------
is a general partnership, duly formed, validly existing and in good standing under the laws of the State of California. Guarantor is duly authorized to do business in each other jurisdiction where the nature of its activities makes such qualification necessary. Guarantor has all requisite power and authority to carry on its business as now being conducted and as proposed to be conducted.

          Section 3.2.  Authorization; Enforceability; Execution and Delivery.
                        -----------------------------------------------------

          (a) Guarantor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Initial Partnership Notes and each other Financing Document to which it is a party.

          (b) All action on the part of Guarantor that is required for the authorization, execution, delivery and performance of this Agreement, the Initial Partnership Notes and each other Financing Document to which Guarantor is a party has been duly and effectively taken; and the execution, delivery and performance of this Agreement, the Initial Partnership Notes and each such other Financing Document to which Guarantor is a party does not require the approval or consent of any holder or trustee of any Indebtedness or other material obligations of Guarantor which has not been obtained.

          (c) This Agreement, the Initial Partnership Notes and each other Financing Document to which Guarantor is a party have been duly authorized, executed and delivered by Guarantor. Each of this Agreement, the Initial Partnership Notes and each other Financing Document to which Guarantor is a party constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with the terms hereof and thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and subject to general principles of equity.

     Section 3.3.  No Conflicts; Laws and Contracts; No Default; Representations
                   -------------------------------------------------------------
and Warranties.
--------------

          (a) Neither the execution, delivery and performance of this Agreement, the Initial Partnership Notes or any other Financing Document to which Guarantor is a party, nor the consummation of any of the transactions contemplated hereby or thereby (i) contravenes any provision of law, rule or regulation applicable to Guarantor or any of the Collateral, except any contravention which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) conflicts or is inconsistent with or constitutes a default under the amended and restated partnership agreement of Guarantor, or of any other terms of any Project Document, Financing Document or any other agreement or instrument to which Guarantor may be subject except any such conflict, inconsistency, default or violation which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (iii) results in the creation or imposition of (or the obligation to create or impose) any Liens (other than Permitted Liens) on the Collateral.

          (b) Guarantor is in compliance with any and all laws, rules or regulations applicable to it, except any such noncompliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.4.  Litigation. Except as disclosed in the Preliminary Offering
                   ----------
Memorandum or the Final Offering Memorandum there are no claims, actions, suits, investigations or proceedings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against Guarantor or, to the best knowledge of

Guarantor after due inquiry, threatened against Guarantor or any property or other assets or rights of Guarantor that could reasonably be expected to result in a Material Adverse Effect.

          Section 3.5.  Environmental Matters. To the best knowledge of
                        ---------------------
Guarantor after due inquiry, the Project is in compliance in all material respects with all existing applicable Environmental Laws and there are no facts, circumstances or conditions under any existing Environmental Law which could, individually or in the aggregate with all other circumstances or conditions, reasonably be expected to result in a Material Adverse Effect.

          Section 3.6.  Employee Benefit Plans. Each Plan (including without
                        ----------------------
limitation each Plan of a Commonly Controlled Entity) as to which Guarantor may have any liability complies with all applicable requirements of law and regulations, and (i) no "reportable event" (as defined in Section 4043 of ERISA (other than an event not subject to the notice requirements of the PBGC)) has occurred with respect to any such Plan, (ii) there has been no withdrawal from any Multiemployer Plan or steps taken to do so that have resulted or could reasonably be expected to result in material liability for Guarantor, (iii) no Plan has been terminated or has commenced to be terminated which could reasonably be expected to result in material liability for Guarantor, (iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code or the posting of any security under Section 307 of ERISA or Section 401(a)(29) of the Code and (v) no condition exists or event or transaction has occurred with respect to any Plan that, in each case, could reasonably be expected to result in a Material Adverse Effect.

          Section 3.7.  Business of Guarantor. Except as otherwise permitted in
                        ---------------------
this Agreement and the other Financing Documents, Guarantor is not engaged in any business other than the development, acquisition, construction, operation and financing of the Project and transactions related thereto.

          Section 3.8.  Valid Title. Guarantor has good and valid title to all
                        -----------
of its properties, rights and assets purported to be owned by Guarantor and a valid leasehold interest or contractual right to possession or use with respect to assets leased or used by Guarantor, subject only to Permitted Liens. Guarantor will, so long as any obligations shall be outstanding, warrant and defend its title to its properties and assets against any claims and demands which may affect to a material extent its title to its properties and assets.

          Section 3.9.  Utility Regulation. Guarantor is not subject to
                        ------------------
regulation by any Governmental Authority under PUHCA as a "public utility company" or an "affiliate," or "subsidiary company" of a "registered holding company" or a company subject to registration under PUHCA.

          Section 3.10. Qualifying Facility. The Project is a Qualifying
                        -------------------
Facility.

          Section 3.11. Investment Company Act. Guarantor is not, and following
                        ----------------------
the execution of the Partnership Note, will not be, an "investment company" or, to its knowledge, an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 3.12.  No Defaults. Guarantor is not in default under any
                         -----------
Project Document, Financing Document or other material project contract which could reasonably be expected to result in a Material Adverse Effect. To the best of Guarantor's knowledge, no material default exists by any other party to the Project Documents, Financing Documents or other material project contracts.

          Section 3.13.  Governmental Approvals. All Governmental Approvals
                         ----------------------
which are required to be obtained by, in the name of or on behalf of Guarantor or, to the knowledge of Guarantor, any other party to any Financing Document, in connection with (a) the issuance of the Initial Partnership Notes and (b) the execution, delivery and performance by Guarantor and any other party to any Financing Document of the Financing Documents, have been duly obtained or made, are validly issued and are in full force and effect.

          Section 3.14.  Margin Stock. Guarantor is not engaged, directly or
                         ------------
indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any margin stock, within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of any loan made under this Agreement will be used for "purchasing" or "carrying" any "margin stock" as so defined, or for extending credit to others for the purpose of purchasing or carrying margin stock, or for any purpose which would violate, or cause a violation of, any such regulation.

          Section 3.15.  Taxes. Guarantor has filed all federal and state tax
                         -----
returns, to date, required to be filed by applicable laws and has paid all federal and state taxes due under such tax returns which if not filed or paid could reasonably be expected to have a Material Adverse Effect.

          Section 3.16.  Ownership of Guarantor. As of the date of this
                         ----------------------
Agreement, Caithness Coso Holdings, LLC, a Delaware limited liability company and New CHIP Company, LLC, a Delaware limited liability company are the sole general partners of the Guarantor.

          Section 3.17.  Disclosure. The Preliminary Offering Memorandum and the
                         ----------
Final Offering Memorandum as of each such document's date did not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the representations or warranties contained in this Section 3.17 shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Final Offering Memorandum or any supplement or amendment thereto based upon and in conformity with information relating to the Initial Purchaser furnished to Funding Corporation.

          Section 3.18.  Security Interests. The security interests to be
                         ------------------
transferred to and/or to be created in favor of Trustee under the Security Documents will be valid and perfected first priority security interests in and liens on the collateral described therein, subject only to Permitted Liens.

          Section 3.19.  Due Execution of Project Documents. Except as otherwise
                         ----------------------------------
described in the Final Offering Memorandum, each Project Document in effect on the date hereof has been duly authorized, executed and delivered by Guarantor, has not been amended or otherwise modified except in accordance with the Indenture, and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity other than for such Project Documents that, if not in full force and effect or binding on all parties thereto, would not reasonably be expected to have a Material Adverse Effect. There exists no default under any such Project Document by Guarantor, or to the best of Guarantor's knowledge, by the other parties thereto, in each case which default could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE IV.
                     COVENANTS AND AGREEMENTS OF GUARANTOR
                     -------------------------------------

          Guarantor hereby covenants and agrees that from the date of this Agreement, Guarantor shall faithfully observe and fulfill, and Guarantor shall cause to be fulfilled and observed, each and all of the following covenants until all amounts due under the Senior Secured Notes and the Indenture shall have been repaid.

          Section 4.1.  Events of Loss. If any Event of Loss or Event of Eminent
                        --------------
Domain occurs and the cost of repairing, restoring, replacing or rebuilding (collectively, "Reconstructing") is $5.0 million or less, and if, in the
                --------------
reasonable judgment of the managing partner of the Guarantor, to Reconstruct would be prudent and consistent with the Guarantor's obligations to maintain such Project, then the Guarantor shall, at its own expense and whether or not such damage, destruction or loss is covered by an insurance policy, with reasonable promptness, Reconstruct the same. If there are Loss Proceeds or Eminent Domain Proceeds (from insurance or otherwise) available as a result of such damage, destruction or loss in the amount of $5.0 million or less, then said Loss Proceeds or Eminent Domain Proceeds shall be available to the Guarantor for application pursuant to Section 3.10 of the Depositary Agreement.

          If an Event of Loss or an Event of Eminent Domain occurs and the Loss Proceeds or Eminent Domain Proceeds are greater than $5.0 million but less than the total amount outstanding under the Partnership Note (the "Partnership Note
                                                              ----------------
Balance") the Guarantor shall have the option to Reconstruct the Project, or any
-------
part thereof, upon the satisfaction of certain conditions outlined in Section
3.10 of the Depositary Agreement. If the Guarantor fails to exercise such option, the Guarantor shall apply the Loss Proceeds or Eminent Domain Proceeds to prepay amounts outstanding under the Partnership Note as described in Section 2.5(b) of this Agreement.

          If an Event of Loss or an Event of Eminent Domain occurs and the Loss Proceeds or Eminent Domain Proceeds are equal to or exceed the Partnership Note Balance, then the Guarantor shall apply those Loss Proceeds or Eminent Domain Proceeds to prepay amounts outstanding under the Partnership Note, as described in Section 2.5(b) of this Agreement unless the Guarantor obtains a determination form the Rating Agencies that the credit rating of the senior secured notes that had been in effect immediately before the Event of Loss or Event of Eminent Domain will not be adversely affected by applying those Loss Proceeds or Eminent Domain Proceeds to Reconstruction of the Project.

          Section 4.2.  Reporting Requirements. Guarantor shall provide to
                        ----------------------
Funding Corporation (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Guarantor were required to file such forms, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operation" and, with respect to the annual information only, a report thereon by the Guarantor's independent certified public accountants, (b) all current reports that would be required to be filed with the SEC on Form 8-K if Guarantor was required to file such reports, within the time periods specified in the SEC's rules and regulations, (c) all other information in respect of Guarantor requested by Funding Corporation to enable Funding Corporation to meet its obligations under the Indenture, (d) copies of material notices, and (e) written notice of any Default or Credit Agreement Event of Default under this Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect. To the extent that the information provided pursuant to this Section 4.2 includes financial statements of the Guarantor, the Guarantor shall join with Navy I and Navy II to provide Issuer with combined financial statements.

          Section 4.3. Ownership of Guarantor. Guarantor shall not permit
                       ----------------------
Caithness Coso Holdings, LLC or New CHIP Company, LLC (each a "Partner") to
                                                               -------
sell, transfer or convey any partnership interest held by such Partner in Guarantor unless (a) such sale, transfer or conveyance would not result in any change in the Project's status as a Qualifying Facility and (2) the Person to whom such partnership interests are sold, transferred or conveyed enters into a pledge agreement providing for the perfected, first priority pledge to the Collateral Agent for the benefit of the Trustee and the Holders of the Senior Secured Notes of all such partnership interests.

          Section 4.4.  Sale of Assets. Except as contemplated by the
                        --------------
Transaction Documents, Guarantor shall not sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Project except for fair value in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Project.

          Section 4.5.  Insurance. Guarantor shall maintain or cause to be
                        ---------
maintained insurance as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. Guarantor shall maintain business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation and automobile insurance. Prior to reducing or canceling such coverages (or permitting such coverages to be reduced or canceled) Guarantor shall notify the Insurance Consultant of the proposed reduction or cancellation. Guarantor shall not reduce or cancel such insurance coverages (or permit any such coverages to be reduced or canceled) if the Insurance Consultant determines that
(i) such reduction or cancellation would not be reasonable under the circumstances and (ii) the insurance coverages sought to be reduced or canceled are available on commercially reasonable terms or that another level of coverage greater than that proposed by Guarantor is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels).

          Section 4.6.  QF Status. Guarantor shall operate and maintain the
                        ---------
Project as a Qualifying Facility unless the failure to so operate and maintain such Project as a Qualifying Facility would not cause or result in (a) a breach of the power purchase agreements that Guarantor is a party to or (b) an adverse effect on the revenues to be received under such power purchase agreements.

          Section 4.7.  Governmental Approvals; Title. Guarantor shall at all
                        -----------------------------
times (a) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (b) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens), except in each case where the failure to do so in clause (a) or (b) could not reasonably be expected to have a Material Adverse Effect.

          Section 4.8.  Nature of Business. Guarantor shall not engage in any
                        ------------------
business other than its existing business.

          Section 4.9.  Compliance With Laws. Guarantor shall comply with all
                        --------------------
applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

          Section 4.10.  Prohibition on Fundamental Changes. Guarantor shall
                         ----------------------------------
not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that Guarantor shall be able to
                             --------  -------
merge with or into Navy I or Navy II so long as no Default or Credit Agreement Event of Default exists or shall occur as a result thereof and if, in the event that Guarantor is not the surviving entity, (i) the surviving entity shall, simultaneously with such merger, assume all the obligations of Guarantor under this Agreement and under the other Financing Documents to which Guarantor was a party, (ii) Funding Corporation shall have received appropriate amendments to this Agreement and the other Financing Documents to which Guarantor was a party and all financing statements necessary to preserve its valid, perfected, first priority security interest in the Collateral, each in form and substance reasonably satisfactory to Funding Corporation, (iii) after giving effect to such merger, the merger shall not result in a Material Adverse Effect and (iv) after giving effect to such merger, no Default or Credit Agreement Event of Default shall have occurred or be continuing. Guarantor shall not purchase or otherwise acquire all or substantially all of the assets of any other Person, except for the purchase or acquisition by Guarantor of the partnership interests or assets related to the Navy I or Navy II Projects.

          Section 4.11.  Revenue Account. Guarantor shall take all actions as
                         ---------------
may be necessary to cause all revenues received by Guarantor from the Project to be deposited in the Revenue Account in accordance with Section 3.1. of the Depositary Agreement.

          Section 4.12.  Transactions With Affiliates.  Except as provided in
                         ----------------------------
or with respect to the Project Documents as in effect on the Closing Date, the Guarantor shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless (a) such Affiliate
                     ---------------------
Transaction is on terms that are no less favorable to the Guarantor than those that would have been obtained in a comparable transaction by the Guarantor with an unrelated Person; and (b) the Guarantor delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the general partner of the Guarantor set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by all of the partners of the Guarantor; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the above, the following shall be deemed not to be Affiliate Transactions: (w) transactions between or among one or more
          -----------------------
of the Guarantor, Navy I, Navy II or Funding Corp.; (x) payment of any Operating and Maintenance Fees or Management Fees, provided that such payment is made in accordance with the provisions of Sections 3.1(c) and 3.8(b) of the Depositary Agreement; and (z) Restricted Payments permitted to be made pursuant to the terms of the Depository Agreement.

          Section 4.13.  Restricted Payments. Guarantor shall not make any
                         -------------------
Restricted Payments except as permitted under the Depositary Agreement.

          Section 4.14.  Exercise of Rights Under Project Documents. Guarantor
                         ------------------------------------------
shall not exercise, or fail to exercise, its rights under any of the Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.

          Section 4.15.  Amendments to Contracts. Guarantor shall not terminate
                         -----------------------
amend, replace or modify or permit to be terminated, amended, replaced or modified (other than immaterial amendments or modifications as certified by Guarantor) any of the Project Documents to which it is a party unless (a) Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (b) in the case of any amendment, termination or modification of a Power Purchase Agreement which affects the revenues derived by Guarantor by more than Five Million Dollars ($5,000,000) or Ten Million Dollars ($10,000,000) when aggregated with all previous amendments or modifications by Guarantor hereunder or by the other Guarantors, Guarantor provides a letter from each of the Rating Agencies confirming that such amendment, termination or modification will not result in a Rating Downgrade after giving effect to any mandatory redemption of Senior Secured Notes required to be made in connection with any such amendment, modification or termination pursuant to a Permitted Power Contract Buy-Out.

          Section 4.16.  Limitations on Indebtedness/Liens. Guarantor shall not
                         ---------------------------------
create or incur or suffer to exist any Indebtedness except Permitted Guarantor Indebtedness. Guarantor shall not grant, create, incur or suffer to exist any Liens upon any of its properties, except for Permitted Liens.

          Section 4.17.  Operating Budget. If, during any fiscal year, Guarantor
                         ----------------
(i) exceeds its Operating Budget by more than 25% or (ii) expends 75% or less of its Operating Budget, then in either case Guarantor shall cause the Independent Engineer to certify that the expenditures were reasonably designed to permit the Guarantor to operate and maintain a facility of that type and to maximize its revenues and net income.

          Section 4.18.  Required Geothermal Percentage. Guarantor shall use its
                         ------------------------------
best efforts to maintain, in cooperation with the other Coso Partnerships, the minimum geothermal resource required to produce, in the aggregate among all of the Projects, at least 105% of the steam necessary to generate the energy projected in the Independent Engineer's Base Case Projections.

          Guarantor shall cause the Geothermal Engineer to deliver, not more than 30 days after October 31 of each year, a certificate setting forth the Actual Geothermal Percentage for the Projects measured as of October 31 of such year. If as of October 31 in any year the Geothermal Engineer shall determine that the Actual Geothermal Percentage for the Projects is less than 105%, then:
(i) the Guarantor shall develop a plan of corrective action to achieve an Actual Geothermal Percentage of at least 105%, which plan shall be approved by the Geothermal Engineer, and the Guarantor shall diligently implement such approved plan; and (ii) no payment of Management Fees or any Restricted Payment shall be made until such time as the Geothermal Engineer shall determine that the Actual Geothermal Percentage for the Projects is at least equal to 105%. Guarantor shall cause the Geothermal Engineer to deliver, during the calendar year 2006, a report on the geothermal resource available as of such date and whether sufficient geothermal resource remains to enable the Projects in the aggregate to produce sufficient steam to generate the energy projected in the Independent Engineer's Base Case Projections through the maturity date of the 2009 Notes.

          Section 4.19.  Books and Records. Guarantor shall maintain its books
                         -----------------
and records and give Funding Corporation, the Trustee and the Independent Engineer inspection rights at reasonable times and upon reasonable prior notice.

          Section 4.20.  Project Documents; Additional Project Documents.
                         -----------------------------------------------
Guarantor shall perform and observe its covenants and obligations under all of the Project Documents in all material respects, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Guarantor shall not enter into any Additional Project Documents if entering into such document would result in a Material Adverse Effect; provided that the Guarantor shall be permitted to enter into agreements for the purchase by the Guarantor of electricity so long as (a) such agreements with respect to the Guarantor do not provide for payments in excess of $10.0 million per year by the Guarantor and (b) prior to entering into any such agreement the Guarantor delivers an officer's certificate to the Trustee certifying that the proposed agreement is on arms-length terms.

          Section 4.21.  Maintenance of Existence. Guarantor shall at all times
                         ------------------------
preserve and maintain in full force and effect (a) its existence as a general partnership in good standing under the laws of the State of California unless it changes its form of organization in accordance with Section 4.10 in which such event it shall maintain its existence in such new form; (b) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary, and (c) all of its powers, rights, privileges and franchises which are necessary for the ownership and operation of its business except where the failure to maintain any of the foregoing in clause (c) could not reasonably be expected to have a Material Adverse Effect.

          Section 4.22.  Taxes. Guarantor shall pay and discharge all taxes,
                         -----
assessments and governmental charges upon it, its income, its properties and its assets prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings, and (b) adequate reserves, Notes or other security are established with respect thereto.

          Section 4.23.  Additional Documents; Filings and Recordings.
                         --------------------------------------------
Guarantor shall execute and deliver, as requested by Trustee, such other documents as shall reasonably be necessary or advisable in order to effect or protect the rights and remedies of Trustee granted or provided for by the Financing Documents to which Guarantor is a party and to consummate the transactions contemplated therein. Guarantor shall, at its own expense, take all reasonable actions (a) that are requested by Trustee or (b) that an Authorized Officer of Guarantor has actual knowledge are necessary as a legal matter to establish, maintain and perfect the first priority security interests of Trustee, subject to Permitted Liens. Without limiting the generality of the foregoing, Guarantor shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary or advisable (in the opinion of counsel for Trustee) to establish, maintain and perfect such security interests, subject to Permitted Liens.

          Section 4.24.  Registered Owner. Guarantor shall not register or
                         ----------------
permit any partner to register any other secured party as a "registered owner" (as defined in Section 8-301 of the New York UCC) of any partnership interest in Guarantor.

          Section 4.25.  USBLM/LADWP Leases. Guarantor shall use its best
                         ------------------
efforts and diligence to cause an undivided one third interest in each of the USBLM/LADWP Leases to be assigned to it (both by approval of such assignment by the USBLM and by proper recordation of an appropriate Assignment and Assumption Agreement in Inyo County, California) within ninety (90) days after the Closing Date. Further, Guarantor shall use its best efforts and diligence to, within one hundred and eighty (180) days after the Closing Date, cause Coso Operating Company LLC, a Delaware limited liability company ("COC") and Coso Land Company,
                                                    ---
a California general
partnership ("CLC") to perform all of their respective obligations under that
              ---
certain Acquisition Agreement of even date herewith among COC and the Guarantor, Navy I and Navy II.

                                   ARTICLE V.
                              DEFAULT AND REMEDIES
                              --------------------

     Section 5.1.  Events of Default. Each of the following events and
                   -----------------
occurrences shall constitute a Credit Agreement Event of Default under this
Agreement:

          (a) the failure by any Guarantor to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on any Partnership Note for 10 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

          (b) any representation or warranty made by Guarantor under this Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of Guarantor receives notice thereof from the Trustee; provided that if Guarantor commences efforts to cure such fact, event or circumstance within such 30-day period, Guarantor may continue to effect such cure and such misrepresentation shall not be deemed a Default or a Credit Agreement Event of Default for an additional 60 days so long as Guarantor is diligently pursuing such cure;

          (c) the failure by Guarantor to perform or observe any covenant contained in Sections 4.4, 4.5, 4.8, 4.10, 4.13, 4.15, 4.16 or 4.21 hereof and such failure shall continue uncured for 30 or more days after a Responsible Officer of Guarantor receives notice thereof from the Trustee;

          (d) the failure by any of the Credit Parties (including, without limitation, the other Partnerships) to perform or observe any of the other covenants under this Agreement or in the other Financing Documents any Credit Party is party to (other than such failures described in clause (a) or (c) above or (m) below) and such failure shall continue uncured for 30 or more days after a Responsible Officer of such Credit Party receives notice thereof from the Trustee; provided that if such Credit Party commences efforts to cure such default within such 30-day period, such Credit Party may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional 90 days so long as such Credit Party is diligently pursuing such cure;

          (e)  Guarantor:

               (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor Relief Law"); or
     ------------------

               (iii) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief; or

               (iv) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

          (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $2,500,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against any of the Coso Partnerships, which remain unpaid or unstayed for a period of 90 or more consecutive days after the entry thereof;

          (g) any event of default under any Permitted Guarantor Indebtedness (other than Subordinated Indebtedness) that results in Permitted Guarantor Indebtedness in excess of $2,500,000 becoming due and payable prior to its stated maturity;

          (h) Guarantor or any other Guarantor (as defined in the Indenture) fails to perform any of its respective payment obligations under its Guarantee for 15 or more days after the same becomes due and payable;

          (i) any Governmental Approval required for the operation of the Project by Guarantor is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured within 60 days following the occurrence thereof;

          (j) any Project Document ceases to be valid and binding and in full force and effect prior to its stated maturity date other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under this Agreement or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and such event results in a Material Adverse Effect; provided that no such event shall be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, (i) the third party resumes performance or cures such misrepresentation or (ii) Guarantor enters into an Additional Project Document in replacement thereof, as permitted under this Agreement;

          (k) the failure of Guarantor or any other party to perform or observe any of its covenants or obligations contained in any of the Project Documents to which Guarantor is a party if such failure shall result in the termination of such Project Document or otherwise result in a Material Adverse Effect; provided, however, that such event shall not be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, the failure is cured or Guarantor enters into an Additional Project Document in replacement thereof as permitted under this Agreement;

          (l) any of the Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the applicable Credit Party shall have 10 days after a Responsible Officer of such Credit Party obtains knowledge thereof to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation;

          (m) in the case of a determination by the Geothermal Engineer that the Actual Geothermal Percentage is less than 105% (as set forth in the annual certificate required pursuant to the covenant set forth in Section 4.18 of this Agreement), any (i) failure by Guarantor (a) to prepare a plan approved by the Geothermal Engineer within 90 days of such certification to achieve an Actual Geothermal Percentage of at least 105%, (b) to diligently implement such plan and (c) to achieve an Actual Geothermal Percentage of at least 105% within a reasonable period of time thereafter as determined in the sole discretion of the Geothermal Engineer, or (ii) determination by the Geothermal Engineer or Guarantor that achieving an Actual Geothermal Percentage of at least 105% is not reasonably feasible; or

          (n) an Event of Default (as defined in the Indenture) occurs under Sections 5.01 (c), (d), (e), (f), (g) or (h) of the Indenture.

     Section 5.2.  Consequences of Credit Agreement Event of Default. If one or
                   -------------------------------------------------
more Credit Agreement Events of Default under this Agreement have occurred and are continuing, then:

          (a) in the case of a Credit Agreement Event of Default under Section 5.1(e) above, the entire outstanding principal amount of the Partnership Note, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Note and this Agreement, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (b) in the case of a Default or a Credit Agreement Event of Default described in:

              (i) clause (a) and (h) of Section 5.1 of this Agreement, upon the direction of the Holders of no less than 25% in aggregate principal amount of the

     Outstanding Notes, Funding Corporation shall declare the outstanding principal amount of the Partnership Note and all interest accrued and unpaid thereon, and all premium and other amounts payable under this Agreement, if any, to be due and payable; or

               (ii) clauses (b), (c), (d), (f), (g), (i), (j), (k), (l), (m) and
     (n) of Section 5.1, upon the direction of the Required Holders, Funding Corporation shall declare the outstanding principal amount of the Partnership Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under this Agreement, if any, to be due and payable.

          Section 5.3.  Defense of Actions. Upon the occurrence of a Credit
                        ------------------
Agreement Event of Default, Funding Corporation may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Partnership Loan or the respective rights and obligations of Funding Corporation and any other person pursuant to this Agreement, any other Financing Document to which Guarantor is a party or any Security Document to which Guarantor is a party. Funding Corporation may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which expenses Guarantor hereby agrees to repay to Funding Corporation promptly upon demand. Guarantor acknowledges and agrees that Funding Corporation has assigned its interest in the Promissory Note to Collateral Agent and upon the occurrence of a Default or a Credit Agreement Event of Default, Collateral Agent may (but shall not be obligated to) take any and all actions which Funding Corporation may take under this Agreement.

                                  ARTICLE VI.
                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

          Section 6.1.  Notices. All notices, requests, complaints, demands,
                        -------
communications or other papers shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram or telex, addressed to the parties as follows:

If to Guarantor:            Coso Energy Developers
                            c/o Caithness Energy, L.L.C.
                            1114 Avenue of the Americas
                            New York, New York 10036


If to Funding Corporation:  Caithness Coso Funding Corporation
                            c/o Caithness Energy, L.L.C.
                            1114 Avenue of the Americas
                            New York, New York 10036


If to Moody's:              Moody's Investors Service

                            99 Church Street
                            New York, New York 10007
                            Attention:  Corporate Utilities Department

If to S & P:                Standard & Poor's Corporation
                            25 Broadway
                            New York, New York 10004
                            Attention:  Corporate Finance Department
                            Electric Utilities Group

          The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 6.2.  Amendments and Waivers. This Agreement may only be
                        ----------------------
amended by a document signed by Funding Corporation and Guarantor. No waiver of any provision of this Agreement nor consent by Funding Corporation to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Funding Corporation. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Funding Corporation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as provided above) nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Agreement shall be binding upon Guarantor, its successors and any permitted assigns.

          Section 6.3.  Election of Remedies. The remedies herein provided are
                        --------------------
cumulative and not exclusive of any remedies provided by law. Funding Corporation shall have all of the rights and remedies granted to Funding Corporation or Trustee in the Financing Documents and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Guarantor, at the sole discretion of Funding Corporation.

          Section 6.4.  Severability. Any provision of this Agreement which is
                        ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          Section 6.5.  Third-Party Beneficiaries; Prior Agreements. It is
                        -------------------------------------------
intended that the Trustee, the Collateral Agent and the Depositary be, and the Trustee, the Collateral Agent and the Depositary are hereby made, third-party beneficiaries of this Agreement. This Agreement is for the sole benefit of Funding Corporation, the Trustee, the Collateral Agent, the Depositary, the Holders and Guarantor and is not for the benefit of any other third party. Notwithstanding the two preceding sentences, no Holder shall have any right to pursue any remedy hereunder except through the Trustee as permitted under Section 5.05 of the Indenture. This Agreement supersedes all prior agreements among the parties with respect to the matters addressed herein.

          Section 6.6.  Guarantors in Control. In no event shall Funding
                        ---------------------
Corporation's, the Trustee's, the Collateral Agent's or the Depositary's rights and interests under this Agreement and the other Financing Documents be construed to give Funding Corporation, the Trustee, the Collateral Agent or the Depositary or be deemed to indicate that Funding Corporation, the Trustee, the Collateral Agent or the Depositary has control of the business, management or properties of Guarantor or power over the daily management functions and operating decisions made by Guarantor.

          Section 6.7.  Number and Gender. Whenever used herein, the singular
                        -----------------
number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          Section 6.8.  Captions. The captions, headings, table of contents and
                        --------
arrangements used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

          Section 6.9.  Applicable Law and Jurisdiction. This Agreement,
                        -------------------------------
including all matters of construction, validity and performance shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without reference to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law.

          Section 6.10.  Consent. Whenever the consent or approval of Funding
                         -------
Corporation or Guarantor is required herein, such consent or approval shall not be unreasonably withheld or delayed.

          Section 6.11.  No Recourse. Funding Corporation agrees that no officer
                         -----------
director, employee, shareholder, partner or holder of Capital Stock of Guarantor, nor any director, officer, employee, incorporator, shareholder, partner or member of any partner of Guarantor or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this
                    -------------------
Agreement for the payment of any sums now or hereafter owing Funding Corporation under the terms of, or for the performance of any obligation contained in, this Agreement. Funding Corporation agrees that its rights shall be limited to proceeding against Guarantor and the security provided or intended to be provided pursuant to the Security Documents and that it shall have no right to proceed against the Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, Guarantor, (b) the performance of any obligation, covenant or agreement arising under this Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder; provided that (v) the foregoing provisions of this Section 6.11 shall not constitute a waiver, release or discharge of any of the Indebtedness, or of any of the terms, covenants, conditions or provisions of this agreement or any Financing Document and the same shall continue until fully paid, discharged, observed or performed; (w) the foregoing provisions of this Section 6.11 shall not limit or restrict the right of the Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee to name Guarantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in this Section 6.11; (x) the foregoing provisions of this Section
6.11 shall not in any way limit or restrict any right or remedy of Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee (or any assignee or beneficiary thereof or successor thereto) with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, negligence or willful misrepresentation, or misappropriation of any revenues derived from the Project and the proceeds thereof or any other earnings, revenues, rents, issues, profits or proceeds that are subject to the Security Documents that should or would have been paid as provided therein or paid or delivered to the Depositary, the Trustee, the Collateral Agent or the Holders of the Senior Secured Notes (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Financing Document; (y) the foregoing provisions of this Section 6.11 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse Parties or any security granted by the Nonrecourse Parties as security for the obligations of Guarantor or Funding Corporation; and (z) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document, certificate or statement, or
(ii) any Person rendering a legal opinion, in each case under this clause (z) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion.

          Section 6.12.  Counterparts. This Agreement may be signed in any
                         ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 6.13.  Successors and Assigns. All the covenants, promises and
                         ----------------------
agreements in this Agreement contained by or on behalf of Guarantor, or by or on behalf of Funding Corporation, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

          Section 6.14.  Maximum Interest Rate. Notwithstanding any provision to
                         ---------------------
the contrary contained herein or in the Partnership Note, at no time shall Guarantor be obligated or required to pay interest on the principal balance due hereunder or thereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid. If by the terms hereof or of the Partnership Note, Guarantor is at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunde-r shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                            COSO ENERGY DEVELOPERS, a California
                            general partnership


                            By:  New CHIP Company, LLC, a Delaware
                                 limited liability company,
                                 its Managing General Partner

                                 By:  /s/ Christopher T. McCallion
                                      ----------------------------
                                      Christopher T. McCallion
                                      Executive Vice President


                            By:  Caithness Coso Holdings, LLC,
                                 a Delaware limited liability company,
                                 its General Partner

                                 By: /s/ Christopher T. McCallion
                                     ----------------------------
                                     Christopher T. McCallion
                                     Executive Vice President


                            CAITHNESS COSO FUNDING CORP., a
                            Delaware corporation


                            By: /s/ Christopher T. McCallion
                                ----------------------------
                                Christopher T. McCallion
                                Executive Vice President

                                   SCHEDULE 1
                                   ----------

            PRINCIPAL PAYMENT SCHEDULE FOR PROMISSORY NOTE DUE 2001
            -------------------------------------------------------


                                                          Percentage of Principal

            Scheduled Payment Date                            Amount Payable

                    December 15, 1999                             47.8773%
                    June 15, 2000                                 11.0736%
                    December 15, 2000                             16.4427%
                    June 15, 2001                                 10.1900%
                    December 15, 2001                             14.4164%

                                   SCHEDULE 2
                                   ----------

            PRINCIPAL PAYMENT SCHEDULE FOR PROMISSORY NOTE DUE 2009
            -------------------------------------------------------


                                                              Percentage of Principal

                Scheduled Payment Date                            Amount Payable

                    June 15, 2002                                       2.8743%
                    December 15, 2002                                   4.3109%
                    June 15, 2003                                       3.6564%
                    December 15, 2003                                   5.4584%
                    June 15, 2004                                       4.1363%
                    December 15, 2004                                   6.2043%
                    June 15, 2005                                       4.6838%
                    December 15, 2005                                   7.0257%
                    June 15, 2006                                       5.0541%
                    December 15, 2006                                   7.5815%
                    June 15, 2007                                       6.2601%
                    December 15, 2007                                   9.3898%
                    June 15, 2008                                       6.4927%
                    December 15, 2008                                   9.7650%
                    June 15, 2009                                       6.8231%
                    December 15, 2009                                   10.2835%